Exhibit 99.1

Press Release	Source: Kentucky USA Energy, Inc.

Kentucky USA Energy, Inc. Announces Drilling Update
Wednesday December 17, 9:00 am ET

LONDON, Ky.--(BUSINESS WIRE)--Kentucky USA Energy, Inc. (OTCBB: KYUS), an early stage natural gas exploration and production company, announced today an update on its drilling operation on its 2200 acre leasehold in the New Albany Shale in western Kentucky. The Company has reached total depth (“TD”) of 2,340 feet on Francis Grace #2. After logging the well, the log confirmed that the shale formation encountered in this well is comparable to that of the wells evaluated in the Company’s original reserves study. The Company has also reached TD of 3,000 feet on J & J Johnston #2. The log for this well also confirmed that the shale formation in this well is as expected. An additional gas zone which was not in the Company’s original reserves study, the Clear Creek limestone formation, was also encountered in the J & J Johnston #2 well between 2,170 and 2,184 feet. We will be completing this zone first (prior to flow testing) with an acid treatment which is a common completion technique to stimulate gas flow in limestone formations. The 4 ½” production casing has been cemented into both of these wells. To date, the Company has successfully drilled nine wells to TD.

Subject to any delays caused by inclement weather or service company interruptions, the Company has scheduled four point flow tests on Francis Grace #2, Hunter Wells #1, and Walker #1 for the early part of next week. These wells have been shut-in and prepared for testing.

Wet weather has further delayed rig equipment from moving onto J & J Johnston #1 to recommence drilling there. The Company has identified an additional 5 well sites and anticipates completing the permit applications for these sites in January.

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing independent energy company with, it believes, the experience and technological expertise to develop its gas resources in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com.

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact:
Kentucky USA Energy, Inc.
Corporate Contact:
Steven Eversole, CEO
Ph: 606-878-5987
or
Corporate Evolutions, Inc.
Investor Relations
Ph: 516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com
www.corporateevolutions.com
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Source: Kentucky USA Energy, Inc.